Exhibit 99.1

Sino-Global Enters into Memorandum of Understanding to Acquire a Small Oil/Chemical Tanker

NEW YORK, January 26, 2015 /PRNewswire/ -- Sino-Global Shipping America, Ltd. (NasdaqCM: SINO) (“Sino-Global” or the “Company”), a shipping agency, logistics and ship management services company, today announced that it has entered into a Memorandum of Understanding (the “MOU”), by and between the Company and Rong Yao International Shipping Limited, a Hong Kong corporation (the “Vessel Seller”) pursuant to which the Company has agreed to acquire a small oil/chemical tanker (the “Vessel”) from the Vessel Seller. Pursuant to the terms of the MOU, the purchase price for the Vessel is RMB 65 million (or approximately US $10.5 million), which may be paid in any combination of cash, debt financing and/or the issuance of securities of the Company to the Vessel Seller, that the parties so agree to in the definitive purchase agreement. The following sets forth certain information provided by the Company, from the Vessel Seller regarding the Vessel:

Vessel Name:	Rong Zhou
IMO Number:	9526708
Classification Society:	NK
Class Notation:	Oil/Chemical Tanker
Year of Build:	2010
Builder/Yard:	Zhejiang Chenglu Shipbuilding Co., Ltd.
Zhoushan City, Zhejiang Province, China
Flag:	Hong Kong
Place of Registration:	Hong Kong
Gross/Net Tonnages:	8,818/4,464

Based upon discussions with the Vessel Seller and the Company’s preliminary due diligence, the Vessel Seller has used the Vessel for commercial operations since 2012 by chartering the Vessel to various third party charterers for voyage charters in connection with the transportation by such third party charterers of crude palm oil, olein, refined bleached deodorized palm oil and motor gasoline from ports in Indonesia to ports in India and Bangladesh.

The closing of the proposed vessel acquisition shall be subject to a number of closing conditions including, but not limited to, the parties negotiating and entering into definitive purchase agreements, the Company obtaining, on terms and conditions satisfactory to the Company, the financing necessary to pay all or the required cash portion of the purchase price for the Vessel (which may include proceeds received from the Company from the sale of its securities and/or loans from third parties), approval of the Board of Directors of the Company, satisfactory completion by the Company of its due diligence of the Vessel and compliance with and obtaining all necessary consents, approvals and permits for the Company to acquire and operate the Vessel.

About Sino-Global Shipping America, Ltd.

Founded in the United States of America in 2001, Sino-Global Shipping America, Ltd. is a shipping agency, logistics and ship management services company. The Company is headquartered in New York with offices in China, Australia, Canada and Hong Kong. Its current service offerings consist of shipping agency services, shipping and chartering services, inland transportation management services and ship management services. For more information, please visit: www.sino-global.com.

Forward Looking Statements

No statement made in this press release should be interpreted as an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended, and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in Sino-Global's filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as the date hereof. Sino-Global undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For more information, please contact:

Mr. Anthony S. Chan, CPA

EVP & Acting CFO

+1 718-888-1814